NVR, Inc. Announces Full Year and Fourth Quarter Results

RESTON, Va., Jan. 27, 2011 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2010 of $58,698,000,  $9.96 per diluted share.  Net income was 3% lower than the net income reported for the 2009 fourth quarter.  Diluted earnings per share was 4% higher than the year ago fourth quarter.  Consolidated revenues for the fourth quarter of 2010 totaled $811,005,000, a 9% increase from $745,802,000 for the comparable 2009 quarter.

For the year ended December 31, 2010, consolidated revenues were $3,041,892,000, 11% higher than the $2,743,848,000 reported for the year ended December 31, 2009.  Net income for the year ended December 31, 2010 was $206,005,000, compared to $192,180,000 for the year ended December 31, 2009.  Diluted earnings per share for the year ended December 31, 2010 was $33.42, an increase of 7% from $31.26 per diluted share for the comparable period of 2009.

Homebuilding

New orders in the fourth quarter of 2010 decreased 12% to 1,765 units, compared to 2,000 units in the fourth quarter of 2009.  The cancellation rate in the quarter ended December 31, 2010 was 18% compared to 15% in the fourth quarter of 2009 and 18% in the third quarter of 2010.  Settlements increased in the fourth quarter of 2010 to 2,639 units, 3% more than the same period of 2009.  The Company's backlog of homes sold but not settled at the end of 2010 decreased on a unit basis by 17% to 2,916 units and on a dollar basis by 11% to $958,287,000 as compared to the prior year end.

Homebuilding revenues for the quarter ended December 31, 2010 totaled $794,470,000, 9% higher than the year earlier period.  Gross profit margins decreased to 17.6% in the 2010 fourth quarter compared to 18.9% for the same period in 2009.  Income before tax from homebuilding operations totaled $78,707,000 in the 2010 fourth quarter, compared to $75,815,000 in the fourth quarter of the previous year.  The fourth quarter 2010 gross profit margin results and pre-tax income were negatively impacted by a $4,915,000 land deposit impairment charge.  The fourth quarter 2010 pre-tax income results also reflect a reversal of $7,000,000 of stock-based compensation expense to adjust the actual forfeiture experience from estimates made.

New orders for the 2010 fiscal year totaled 9,415 units and were flat compared to the 9,409 units reported for 2009.  Home settlements for 2010 increased 11% to 10,030 units when compared to 9,042 units settled in 2009.  Homebuilding revenues for 2010 totaled $2,980,758,000, 11% higher than 2009.  Gross profit margins decreased to 18.2% in 2010 from 18.5% in 2009.  Pre-tax homebuilding income increased to $289,468,000 for the 2010 fiscal year, an increase of 10% from the prior year.  Gross profit margins and pre-tax income were negatively impacted in 2010 by a $4,264,000 land deposit impairment charge.

Mortgage Banking

Mortgage closed loan production of $597,949,000 for the three months ended December 31, 2010 was 10% higher than the same period last year.  Income before tax for the mortgage banking operations during the fourth quarter of 2010 decreased to $7,806,000, compared to $8,712,000 reported for the same period of 2009.  Pre-tax income in the current quarter was negatively impacted by a provision for loan losses of $4,200,000.

Mortgage closed loan production for the 2010 fiscal year increased 8% to $2,219,946,000.  Income before tax from the mortgage banking segment for 2010 decreased 7% to $32,925,000 from the $35,331,000 reported for 2009.  The full year 2010 pre-tax income results were negatively impacted by a $6,200,000 provision for loan losses.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-five metropolitan areas in fourteen states.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, increased regulation of the mortgage banking industry, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Homebuilding:
Revenues	$ 794,470	$ 730,140	$ 2,980,758	$ 2,683,467
Other income	1,522	2,186	9,299	8,697
Cost of sales	(654,965)	(592,221)	(2,438,292)	(2,185,733)
Selling, general and administrative	(61,982)	(62,132)	(257,394)	(233,152)
Operating income	79,045	77,973	294,371	273,279
Interest expense	(338)	(2,158)	(4,903)	(10,196)
Homebuilding income	78,707	75,815	289,468	263,083

Mortgage Banking:
Mortgage banking fees	16,535	15,662	61,134	60,381
Interest income	1,608	897	5,411	2,979
Other income	202	171	767	629
General and administrative	(10,254)	(7,755)	(33,261)	(27,474)
Interest expense	(285)	(263)	(1,126)	(1,184)
Mortgage banking income	7,806	8,712	32,925	35,331

Income before taxes	86,513	84,527	322,393	298,414

Income tax expense	(27,815)	(23,888)	(116,388)	(106,234)

Net income	$ 58,698	$ 60,639	$ 206,005	$ 192,180

Basic earnings per share	$ 10.41	$ 10.21	$ 34.96	$ 33.10

Diluted earnings per share	$ 9.96	$ 9.61	$ 33.42	$ 31.26

Basic average shares outstanding	5,641	5,939	5,893	5,807

Diluted average shares outstanding	5,892	6,311	6,165	6,149

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	December 31, 2010	December 31, 2009
ASSETS

Homebuilding:
Cash and cash equivalents	$ 1,190,731	$ 1,248,689
Marketable securities	-	219,535
Receivables	6,948	7,995
Inventory:
Lots and housing units, covered under
sales agreements with customers	275,272	337,523
Unsold lots and housing units	70,542	73,673
Land under development	78,058	-
Manufacturing materials and other	7,457	7,522
	431,329	418,718

Assets related to consolidated variable interest entities	22,371	70,430
Contract land deposits, net	100,786	49,906
Property, plant and equipment, net	19,523	20,215
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	243,005	258,659
	2,056,273	2,335,727

Mortgage Banking:
Cash and cash equivalents	2,661	1,461
Mortgage loans held for sale, net	177,244	40,097
Property and equipment, net	950	446
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	15,586	10,692
	203,788	60,043

Total assets	$ 2,260,061	$ 2,395,770

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	December 31, 2010	December 31, 2009
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 115,578	$ 120,464
Accrued expenses and other liabilities	237,052	221,352
Liabilities related to consolidated variable interest entities	500	65,915
Non-recourse debt related to consolidated variable
interest entities	7,592	-
Customer deposits	53,705	63,591
Other term debt	1,751	2,166
Senior notes	-	133,370
	416,178	606,858

Mortgage Banking:
Accounts payable and other liabilities	13,171	19,306
Note payable	90,338	12,344
	103,509	31,650

Total liabilities	519,687	638,508

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,557,913 and 20,559,671
shares issued as of December 31, 2010 and
December 31, 2009, respectively	206	206
Additional paid-in-capital	951,234	830,531
Deferred compensation trust – 158,894 and
265,278 shares of NVR, Inc. common stock as
of December 31, 2010 and December 31, 2009,
respectively	(27,582)	(40,799)
Deferred compensation liability	27,582	40,799
Retained earnings	4,029,072	3,823,067
Less treasury stock at cost – 14,894,357 and
14,609,560 shares at December 31, 2010 and
December 31, 2009, respectively	(3,240,138)	(2,896,542)
Total shareholders’ equity	1,740,374	1,757,262
Total liabilities and shareholders’ equity	$ 2,260,061	$ 2,395,770

NVR, Inc. Operating Activity (unaudited) (dollars in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Homebuilding data:
New orders (units)
Mid Atlantic (1)	888	986	4,775	4,809
North East (2)	177	201	827	904
Mid East (3)	469	545	2,656	2,552
South East (4)	231	268	1,157	1,144
Total	1,765	2,000	9,415	9,409

Average new order price	$ 321.7	$ 297.8	$ 304.0	$ 292.7

Settlements (units)
Mid Atlantic (1)	1,387	1,349	5,043	4,722
North East (2)	196	241	920	882
Mid East (3)	774	655	2,886	2,323
South East (4)	282	305	1,181	1,115
Total	2,639	2,550	10,030	9,042

Average settlement price	$ 301.0	$ 286.2	$ 297.1	$ 296.4

Backlog (units)
Mid Atlantic (1)			1,595	1,863
North East (2)			232	325
Mid East (3)			730	960
South East (4)			359	383
Total			2,916	3,531

Average backlog price			$ 328.6	$ 304.9

Community count (average)	379	352	371	355
Lots controlled at end of period			52,300	46,300

Mortgage banking data:
Loan closings	$ 597,949	$ 542,147	$ 2,219,946	$ 2,060,376
Capture rate	91%	90%	90%	91%

Common stock information:
Shares outstanding at end of period			5,663,556	5,950,111
Number of shares repurchased	63,516	-	644,562	-
Aggregate cost of shares repurchased	$ 39,786	-	$ 417,079	-

  Virginia, West Virginia, Maryland and Delaware
  New Jersey and eastern Pennsylvania
  Kentucky, western Pennsylvania, New York, Ohio and Indiana
  North Carolina, South Carolina, Tennessee and Florida

CONTACT:  Dan Malzahn of NVR, Inc., Office, +1-703-956-4204